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                    AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

     Reference is made to that certain Stock Purchase Agreement ("Stock Purchase Agreement") by and between Raytheon E-Systems, Inc. ("Seller") and Advanced Digital Information Corporation ("Buyer") dated as of July 21, 1998. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed in the Stock Purchase Agreement.

     1. AMENDMENTS. The parties acknowledge and agree that the Stock Purchase Agreement is hereby amended as follows:

     (a) In the first line of the Stock Purchase Agreement, "July 20,1998" is deleted and replaced by "July 21, 1998";
     (b) In the first sentence of Section 12.12, the reference to "Section 5.14" is deleted and replaced by "Section 5.13";
     (c)  Schedule 3.6 is deleted and replaced by Schedule 3.6 attached hereto.



     IN WITNESS WHEREOF, this Amendment to the Stock Purchase Agreement is signed by or on behalf of the parties as of the day first written above.



RAYTHEON E-SYSTEMS, INC.

By /s/ Michael C. Eberhardt
  -------------------------------
Name: Michael C. Eberhardt
Title: Vice President, Secretary and General Counsel


ADVANCED DIGITAL INFORMATION
CORPORATION

By /s/ Peter H. van Oppen
  -------------------------------
Name:  Peter H. van Oppen
Title: Chairman of the Board


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                   SCHEDULE OMITTED FROM AMENDMENT NO. 1 TO STOCK
                                 PURCHASE AGREEMENT


Schedule
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3.6       Intellectual Property